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                                                                    Exhibit 3.13

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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                FILED                         Date Received

                                  JAN 25 1985                       JAN 25 1985
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                                 Administrator
                           MICHIGAN DEPT. OF COMMERCE              -------------
EFFECTIVE DATE:         Corporation & Securities Bureau
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CORPORATION IDENTIFICATION NUMBER   | 1 | 0 | 3 | - | 1 | 5 | 8 |
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                           ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations

         (Please read instructions on last page before completing form)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

Article I
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The name of the corporation is:

                         GALAXY INDUSTRIES CORPORATION

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Article II
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The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


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Article III
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The total authorized capital stock is:

1.    Common Shares 5,000                          Par Value Per Share $10.00

      Preferred Shares None                        Par Value Per Share $-----

and/or shares without par value as follows:

2.    Common Shares None                           Stated Value Per Share $-----

      Preferred Shares None                        Stated Value Per Share $-----

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:


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Article IV
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1.    The address of the registered office is:

            41150 Joy Road                  Plymouth              Michigan 48170
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           (Street Address)                  (City)                   (Zip Code)

2.    The mailing address of the registered office if different than above:

            41150 Joy Road                  Plymouth              Michigan 48170
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              (P.O. Box)                     (City)                   (Zip Code)

3.    The name of the resident agent at the registered office is ROBERT H.
      LEIDAL
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Article V
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The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                              Residence or Business Address

     ROBERT H. LEIDAL       41150 Joy Road, Plymouth, MI 48170
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Article VI (Optional. Delete if not applicable)
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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Article VII (Optional, Delete if not applicable)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.





I (            ), the incorporator(s) sign my (            ) name(           )
this 18th day of January, 1985.

         /s/ Robert H. Leidal
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           Robert H. Leidal

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DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED
IN THE BOX BELOW. Include name, street and number (or
P.O. box), city, state and ZIP code.

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Charles G. [ILLEGIBLE], Esq.                 Telephone:
32900 Five Mile Rd.                              Area Code 313
Livonia, MI 48154                                          --------------
                                                 Number 647-5990
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                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will then be returned to the address appearing in the box above as evidence of filing.

      Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

3. Article I -- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations:
      "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd."

4. Article II -- State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

5. Article III (2) -- The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital. Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

6. Article IV -- A post office boy may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

7. Article V -- The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city and state.

8. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

9. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11.   FEES: Filing fee ...............................................    $10.00

      Franchise fee -- 1/2 mill (.0005) on each dollar
      of authorized capital stock, with a minimum
      franchise fee of ...............................................    $25.00

      Total minimum fees (Make remittance payable to State of Michigan)   $35.00

12.   Mail form and fee to:

      Michigan Department of Commerce
      Corporation and Securities Bureau
      Corporation Division
      P.O. Box 30054
      Lansing, MI 48909
      Telephone: (517) 373-0493
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